                                                                  May 17, 1994

BURLINGTON NORTHERN INC.
3800 Continental Plaza
777 Main Street
Ft. Worth, Texas 76102


Dear Sirs:

     We (the "Managers") are acting on behalf of the underwriter or underwriters (including ourselves) named in the attached schedule (such underwriter or underwriters being herein called the "Underwriters") and we understand that Burlington Northern Inc., a Delaware corporation (the "Company"), proposes to issue and sell $150,000,000 aggregate principal amount of the Company's 7.40% Notes Due May 15, 1999 (the "Offered Securities") pursuant to the provisions of an Indenture dated as of February 14, 1992 between the Company and The First National Bank of Chicago, as Trustee.

     Subject to the terms and conditions set forth or incorporated by reference herein, the Company agrees to sell and the Underwriters agree to purchase, severally and not jointly, the principal amount of Offered Securities set forth opposite their names in the attached schedule at a purchase price of 99.40% of the principal amount of Offered Securities plus accrued interest from May 15, 1994 to the Closing Date (as defined below).

     The Underwriters shall pay for the Offered Securities by wire transfer in same day Federal funds upon delivery thereof at the offices of Shearman & Sterling, 599 Lexington Avenue, New York, New York 10022 at 10:00 a.m. (New York time) on May 24, 1994, or at such other time, not later than 5:00 p.m. (New York time) on June 1, 1994, as shall be agreed upon between the Company and the Managers. The time and date of such payment and delivery are hereinafter referred to as the "Closing Date".

     The Offered Securities shall have the terms set forth in the Prospectus dated February 9, 1994, and the Prospectus Supplement dated May 17, 1994, including the following:

               Maturity Date:   May 15, 1999
               Interest Rate:   7.40%
               Interest Payment Dates: May 15 and November 15
               Redemption Provisions:  None
               Sinking Fund:    No provisions for sinking fund

          Form and Denomination:   A single Global Note in the aggregate
                                   principal amount of $150,000,000
                                   registered in the name of a nominee of
                                   The Depository Trust Company
          Defeasance:              The defeasance and covenant defeasance
                                   provisions of the Indenture are applicable
          Stock Exchange Listing
               Requirement:        None
          Initial Public Offering
               Price:              100.000% of the principal amount of the
                                   Offered Securities
          Selling Concession:      .375% of the principal amount of the
                                   Offered Securities
          Reallowance:             .25% of the principal amount of the
                                   Offered Securities
          Other Terms:             Settlement in immediately available funds

     All of the provisions contained in the document entitled Burlington Northern Inc. Underwriting Agreement Provisions, dated February 14, 1992, receipt of a copy of which is acknowledged by all parties hereto, are herein incorporated by reference in their entirety and shall be deemed to be a part of this Underwriting Agreement to the same extent as if such provisions had been set forth in full herein (except that (i)) if any term defined in such document is otherwise defined herein, the definition set forth herein shall control and (ii) all references in such document to a type of security that is not an Offered Security shall not be deemed to be a part of this Underwriting Agreement).

     Please confirm your agreement by having an authorized officer sign a copy of this Underwriting Agreement in the space set forth below.

                              Very truly yours,

                              MORGAN STANLEY & CO. INCORPORATED
                              KIDDER, PEABODY & CO. INCORPORATED
                              SALOMON BROTHERS INC

                              By:   MORGAN STANLEY & CO. INCORPORATED
                                    On behalf of themselves and the
                                    several Underwriters named herein


                                    By:   /s/ William H. White
                                          --------------------------
                                          Name:   William H. White
                                          Title:  Vice President

Accepted:

BURLINGTON NORTHERN INC.


By:
     ---------------------------
     Name:
     Title:

     Please confirm your agreement by having an authorized officer sign a copy of this Underwriting Agreement in the space set forth below.

                              Very truly yours,

                              MORGAN STANLEY & CO. INCORPORATED
                              KIDDER, PEABODY & CO. INCORPORATED
                              SALOMON BROTHERS INC

                              By:   MORGAN STANLEY & CO. INCORPORATED
                                    On behalf of themselves and the
                                    several Underwriters named herein


                                    By:
                                          --------------------------
                                          Name:
                                          Title:

Accepted:

BURLINGTON NORTHERN INC.


By:  /s/ Robert F. McKenney
     ---------------------------
     Name:   Robert F. McKenney
     Title:  Sr. Vice President & Treasurer

                                  SCHEDULE

                                             Principal Amount of
Name                                         Offered Securities
- - ----                                         -------------------
Morgan Stanley & Co. Incorporated               $50,000,000

Kidder, Peabody & Co. Incorporated              $50,000,000

Salomon Brothers Inc                            $50,000,000
                                                -----------

      Total  ................................. $150,000,000
                                               ============